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                                                                    EXHIBIT 10.5


CONTINUING GUARANTY

GUARANTY: To induce BANK ONE, NA, directly or through any of its branches, offices, subsidiaries, or affiliates (collectively, the "Bank"), at its option, to provide or extend Liabilities to ORIGEN FINANCIAL L.L.C. alone, and its successors (the "Borrower"), or to the Borrower and others, and because the undersigned (the "Guarantor") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guaranties to the Bank, as primary obligor and not merely as surety, the full and prompt payment of the Liabilities when due, whether at stated maturity, by acceleration or otherwise. The Guarantor's obligations under this Guaranty shall be payable in lawful money of the United States of America.

LIABILITIES: The term "Liabilities" in this Guaranty means (i) all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction,
(ii) all costs and expenses, including reasonable attorneys' fees, that the Bank may pay or incur in collecting from the Borrower, the Guarantor, or any other guarantor of all or any of the Liabilities and for liquidating any Collateral (as defined below), (iii) all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and
(iv) all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Guaranty means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

LIMITATION:  The Guarantor's obligation under this Guaranty is UNLIMITED.

CONTINUED RELIANCE. The Bank may continue to provide or extend Liabilities to the Borrower based on this Guaranty until it receives written notice of termination from the Guarantor. That notice shall be effective at the opening of the Bank for business on the day after receipt of the notice. If terminated, the Guarantor will continue to be liable to the Bank for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of those Liabilities.

SECURITY. As security for this Guaranty, the Guarantor pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

         1. All securities and other property of the Guarantor in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);

         2. All property or securities declared or acknowledged to constitute security for any past, present or future liability, direct or indirect, of the Guarantor to the Bank;

         3. All balances of deposit accounts of the Guarantor with the Bank ("deposit account" having the meaning given to it in the UCC (as defined below));

         4.       The following additional property of the Guarantor:  None

The Bank shall have the right at any time to apply its own debt or liability to the Guarantor in whole or partial payment of this Guaranty or other present or future liabilities of the Guarantor, direct or indirect, without any requirement for mutual maturity.
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If the Guarantor fails to pay any amount owing under this Guaranty, the Bank shall have all of the rights and remedies provided by law or under any other agreement to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code of the State of Michigan, as in effect from time to time (the "UCC"). These rights and remedies shall be cumulative and not exclusive. If the Guarantor is entitled to notice, that requirement will be met if the Bank sends notice at least ten (10) days prior to the date of sale, disposition or other event which requires notice. The proceeds of any sale shall be applied first to costs, then toward payment of the amount owing under this Guaranty. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee.

For purposes of the following paragraphs, "any collateral" shall include the Collateral and any other collateral securing the Liabilities.

ACTION REGARDING BORROWER. If any monies become available that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against Liabilities which are not covered by this Guaranty. The Bank can take any action against the Borrower, any collateral, or any other person liable for any of the Liabilities. The Bank can release the Borrower or anyone else from its liability for the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If the Borrower requests more credit or any other benefit, the Bank may grant it and the Bank may grant renewals, extensions, modifications and amendments of any of the Liabilities and otherwise deal with the Borrower or any other person as the Bank sees fit and as if this Guaranty were not in effect. The Guarantor's obligations under this Guaranty shall not be released or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (c) any change in the composition or structure of the Borrower or the Guarantor, including a merger or consolidation with any other person or entity.

NATURE OF GUARANTY. This Guaranty is a guaranty of payment and not of collection. Therefore, the Bank can insist that the Guarantor pay immediately, and the Bank is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for any of the Liabilities. The obligation of the Guarantor shall be unconditional and absolute, regardless of the unenforceability of any provision of any agreement between the Borrower and the Bank, or the existence of any defense, setoff or counterclaim which the Borrower may assert.

OTHER GUARANTORS. If there is more than one Guarantor, their obligations under this Guaranty shall be joint and several. In addition, each Guarantor shall be jointly and severally liable with any other guarantor of any of the Liabilities. If the Bank elects to enforce its rights against less than all guarantors of the Liabilities, that election shall not release Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to waive, alter or release the Guarantor's obligations under this Guaranty. This Guaranty is not conditioned on anyone else executing this or any other guaranty.

RIGHTS OF SUBROGATION. The Guarantor agrees not to enforce any rights of subrogation, contribution or indemnification that it has against the Borrower, any entity liable for any of the Liabilities, or any collateral, until all Liabilities are fully paid, even if all of the Liabilities are not covered by this Guaranty. The Guarantor further agrees that if any payments to the Bank on any of the Liabilities are in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and the Bank's interest in any collateral remain in full force and effect (or are reinstated as the case may be) until payment in full of those amounts. That payment is due on demand.

WAIVERS. The Guarantor waives any right it may have to receive notice of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Guaranty, (b) any credit or other Liabilities that the Bank extends to the Borrower, (c) the Borrower's default, (d) any demand, (e) any action that the Bank takes regarding the Borrower, anyone else, any collateral, or any of the Liabilities, which it might be entitled to by law or under any other agreement. Any waiver shall affect only the specific terms and time period stated in the waiver. The Bank may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

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INFORMATION. The Guarantor assumes responsibility for keeping itself informed of the Borrower's financial condition and assets, and all other circumstances bearing upon the risk of nonpayment of any of the Liabilities and the nature, scope and extent of the Guarantor's risks under this Guaranty. The Bank has no duty to advise the Guarantor of information known to it regarding those circumstances or risks.

REPRESENTATIONS BY GUARANTOR. Each Guarantor represents: (a) that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this Guaranty is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Guarantor, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this Guaranty and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

LENDING INSTALLATIONS. The Liabilities may be booked at any office, branch, subsidiary or affiliate of the Bank, as selected by the Bank. All terms of this Guaranty apply to and may be enforced by or on behalf of any such office, branch, subsidiary or affiliate of the Bank. Without limiting the rights of the Bank under applicable law, the Guarantor authorizes the Bank to apply any sums standing to the credit of the Guarantor with any such office, branch, subsidiary or affiliate of the Bank toward the payment of the Liabilities by the Guarantor under this Guaranty, whether or not all or any part of the Liabilities is then due.

NOTICES. Notice from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service or (e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guaranty shall be deemed received only upon the receipt of actual written notice by the Bank in accordance with the paragraph above labeled "Continued Reliance."

LAW AND JUDICIAL FORUM THAT APPLY. This agreement is governed by Michigan law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty may be brought in any court of the State of Michigan or of the United States of America for the Eastern or Western District of Michigan, as the Bank in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts. The Guarantor waives any claim that the State of Michigan is not a convenient forum or the proper venue for any suit, action or proceeding.

MISCELLANEOUS. The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty. This Guaranty is binding on the Guarantor's heirs, successors and assigns, and will operate to the benefit of the Bank and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. All discussions and documents arising between this Guaranty and the last guaranty signed by the Guarantor as to the Borrower are merged into this Guaranty.

INFORMATION SHARING. The Bank may provide, without any limitation whatsoever, any information or knowledge the Bank may have about the undersigned or any matter relating to this Guaranty and any related documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Guaranty or any related documents, and the undersigned waives any right to privacy the undersigned may have with respect to such matters. The Guarantor agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this Guaranty to one or more purchasers whether or not related to the Bank.

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Waiver of Jury Trial. The Bank and the Guarantor knowingly and voluntarily waive any right either of them have to a trial by jury in any proceeding (whether sounding in contract or tort) which is in any way connected with this or any related agreement, or the relationship established under them. This provision may only be modified in a written instrument executed by the Bank and the Guarantor.

DATED:  JULY 25, 2002
                                         GUARANTOR:

ADDRESS:                                 BINGHAM FINANCIAL SERVICES CORPORATION

260 East Brown Street, Suite 200
Birmingham, Michigan 48009               By: /s/ W. Anderson Geater, Jr.
                                         As Its: Chief Financial Officer

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